Exhibit 99.3

Parex Resources Vision to Create Colombia’s Premier Energy Company October 29, 2025 On October 29, 2025, Parex announces that it submitted a Proposal (the “Proposal”) to the Board of Directors of GeoPark (NYSE: GPRK) to acquire all outstanding common shares of GeoPark for US$9.00 per share in cash. Parex also announced that it acquired an 11.8% ownership position in GPRK.

$5 $6 $7 $8 $9 May-25 Jun-25 Jul-25 Aug-25 Sep-25 Oct-25 2 Pursuing onshore, world-class gas plays that are underexplored Significant, Immediate & Certain Value for GeoPark Shareholders Substantial premium to GeoPark’s recent trading levels ✓ ✓ ✓ ✓ US$9/share Significant Premium Reduced Risk US$940MM All-cash proposal to GeoPark shareholders Proposal represents a: ▪ 44% premium to GPRK price at time of Proposal ▪ 51% premium to GPRK’s Oct. 21 closing price ▪ 38% premium to GPRK’s 90-day volume-weighted average price Allows GeoPark shareholders to take cash & avoid potential risks of Argentine investment Estimated total value inclusive of GeoPark net debt meaningfully exceeds YE 2024 2P reserve value Proposed transaction provides significant, immediate & certain value for GeoPark shareholders, including: GeoPark Share Price(1) US$9.00 Per Share Proposal Sep. 25 GPRK announces capital-intensive, early-stage Argentina acquisition Oct. 22-24 PXT acquires 2.87 million shares; reaches >10% toehold See Cautionary Statements (1) US$ per share; share price from May 1, 2025, to October 28, 2025.

3 Proposal Details Proposal submitted on September 4, 2025 Price and Consideration ▪ Parex proposed to acquire all outstanding common shares of GeoPark for US$9.00 per share in cash Source of Funds ▪ Cash consideration to be funded from cash on hand, committed lines of credit and/or other available sources of financing ▪ Transaction not subject to any financing conditions Minimal Conditions ▪ Negotiation of a mutually acceptable definitive agreement for the transaction ▪ Transaction would require the approval of 65% of GeoPark’s shareholders voting in person or by proxy; Parex shareholder approval not required ▪ Receipt of customary regulatory approvals Path to Completion ▪ Announcement and completion of a transaction could occur quickly with GeoPark’s cooperation ▪ Parex stands ready and willing to engage in discussions and conduct confirmatory due diligence ▪ New high-risk investment in Argentina underscores the urgent need for GeoPark Board to engage See Cautionary Statements.

4 Disclosure of Proposal and Position Follows Lack of Engagement Second time in four years that GeoPark has failed to engage on a transaction following a formal approach Parex is ready and willing to engage with GeoPark in a dialogue to finalize a transaction that maximizes value for all shareholders September 4, 2025 ▪ Parex submits a Proposal to acquire GeoPark in an all-cash offer for US$9.00 per share, representing a 44% premium to GeoPark’s share price September 17, 2025 ▪ Parex’s Chief Executive Officer (CEO) sends follow-up email reiterating the strategic benefits of its Proposal and seeking engagement from the GeoPark Board before it agrees to a transaction outside of Colombia ▪ GeoPark’s CEO responds indicating GeoPark expects to be able to respond by late September / early October September 25, 2025 ▪ GeoPark announces a capital-intensive, early-stage investment in Argentina October 15, 2025 ▪ GeoPark’s CEO informs Parex’s CEO in writing that the GeoPark Board has rejected the Proposal, without any substantial explanation December 2021 ▪ Parex submits a proposal to acquire GeoPark in a cash and share transaction at a sizable premium, which included a standstill agreement ▪ GeoPark later rejects Parex’s proposal knowing the standstill prevented Parex from making its proposal public October 29, 2025 ▪ Parex files a Schedule 13D, disclosing approximate ownership of 11.8% interest in GeoPark See Cautionary Statements.

Maximizing Value for All Shareholders A successful transaction could provide immediate, compelling and certain value to GeoPark shareholders, while creating significant, long-term value creation for Parex shareholders ✓ Significant premium ✓ Immediate & certain value ✓ All-cash consideration ✓ Logical combination ✓ Material optimization potential ✓ Strengthens competitive position See Cautionary Statements.

Contact Information Mike Kruchten Senior Vice President, Capital Markets & Corporate Planning 403-517-1733 investor.relations@parexresources.com Steven Eirich Senior Investor Relations & Communications Advisor 587-293-3286 investor.relations@parexresources.com Parex Resources Inc. 2700 Eighth Avenue Place, West Tower 585 8th Avenue SW Calgary, Canada Parex Resources Colombia Ltd. Sucursal Calle 113 No. 7-21, Of. 611 Edificio Teleport, Torre A Bogotá, Colombia www.parexresources.com

Cautionary Statements This presentation is provided for informational purposes only as of October 29, 2025, is not complete and may not contain certain material information about Parex Resources Inc. ("Parex" or the "Company"), including important disclosures and risk factors associated with an investment in Parex. The contents of this presentation have not been approved or disapproved by any securities commission or regulatory authority in Canada, the United States or any other jurisdiction, and Parex expressly disclaims any duty on Parex to make disclosure or any filings with any securities commission or regulatory authority, beyond that imposed by applicable laws. Non-Binding Proposal Parex cautions Parex shareholders, GeoPark Limited ("GeoPark") shareholders and others considering trading in Parex securities or GeoPark securities that both the proposal referred to in this presentation (the "Proposal", with the proposed transaction upon completion of the Proposal being the "Proposed Transaction") and this presentation itself are non-binding and do not constitute and should not be construed as an offer or intention to make an offer directly to GeoPark shareholders. There can be no assurance that any definitive offer will be made by Parex, that GeoPark will accept any offer made by Parex, that any agreement will be entered into by Parex and GeoPark or that the Proposal or any other transaction will be approved or consummated. Parex does not undertake any obligation to provide any updates with respect to the Proposal, except as required by applicable law. No Offer or Solicitation This presentation (including the Proposal described herein) is not intended to and does not constitute an offer to sell or the solicitation of an offer, or an intention to offer, to subscribe for or buy or an invitation to purchase or subscribe for any securities in Canada, the United States or any other jurisdiction. This presentation does not take into account the particular investment objectives or financial circumstances of any specific person who may receive it. This presentation does not constitute a recommendation to participate in the Proposed Transaction or to purchase any securities. In addition, this presentation is not intended to, and does not, solicit a proxy from any shareholder of GeoPark. Forward-Looking Statements Statements contained herein that are not historical facts constitute "forward-looking statements" and "forward-looking information" (together, "forward-looking statements") within the meaning of applicable securities laws that reflect management’s current expectations, internal projections, assumptions, estimates or beliefs concerning, among other things, future growth, future performance and/or growth, results of operations, production, future capital, economic conditions and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. The use of any of the words "plan", "expect", "prospective", "intend", "believe", "should", "anticipate", "estimate", "hope" or other similar words, or statements that certain events or conditions "may", "will" or "would" occur are intended to identify forward-looking statements. These statements are only predictions and actual events or results may differ materially. Although the Company’s management believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievement since such expectations are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause Parex's actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, Parex. In particular, forward-looking statements contained in this presentation include, but are not limited to: statements with respect to the Company's focus, growth, plans, priorities and strategies and the benefits to be derived from such plans; the value to GeoPark shareholders and Parex shareholders resulting from the completion of the Proposed Transaction, including the statements regarding providing immediate, compelling and certain value to GeoPark shareholders, creating significant long-term value for Parex shareholders. strengthening Parex's competitive position and other similar statements; the reduced risks for the GeoPark shareholders upon the completion of the Proposed Transaction; GeoPark's Colombian proved and probable reserves data; the estimated total transaction value of the Proposed Transaction; the Company's ability to call a meeting of shareholders of GeoPark; the terms of the Proposal; the details of the Proposed Transaction, including the price and consideration, source of funds, conditions and path to completion of such Proposal Transaction; the estimated timing of the Proposed Transaction; and Parex's commitment in pursuing the Proposed Transaction and engaging with GeoPark. Further, as the Proposal and the Proposed Transaction are subject to further discussions, negotiations and actions of each party, all statements related to the Proposal, and the Proposed Transaction are forward-looking statements. Although the forward-looking statements contained in this presentation are based upon assumptions which Management believes to be reasonable, the Company cannot assure investors that actual results will be consistent with these forward-looking statements. With respect to forward-looking statements contained in this presentation, Parex has made assumptions regarding, among other things: current and anticipated commodity prices and royalty regimes; availability of skilled labour; timing and amount of capital expenditures; future exchange rates; the price of oil, including the anticipated Brent Oil price; the impact of increasing competition; conditions in general economic and financial markets; availability of drilling and related equipment; effects of regulation by governmental agencies; receipt of partner, regulatory and community approvals, including as they may relate to the Proposal; royalty rates; future operating costs; uninterrupted access to areas of each of Parex's and GeoPark's operations and infrastructure; recoverability of reserves and future production rates; the status of litigation; timing of drilling and completion of wells; on-stream timing of production from successful exploration wells; operational performance of non-operated producing fields; pipeline capacity; that Parex will have sufficient cash flow, debt or equity sources or other financial resources required to fund its capital and operating expenditures and requirements as needed; that each of Parex's and GeoPark's conduct and results of operations will be consistent with Parex's expectations; the estimates of GeoPark's reserves and net debt position are accurate in all respects; that Parex will have the ability to develop its oil and gas properties, and the oil and gas properties of GeoPark, in the manner currently contemplated; that Parex's evaluation of its existing portfolio of development and exploration opportunities is consistent with its expectations; current or, where applicable, proposed industry conditions, laws and regulations will continue in effect or as anticipated as described herein; the expected terms and conditions of the Proposed Transaction; potential benefits to shareholders of GeoPark resulting from the Proposed Transaction; potential benefits to shareholders of Parex resulting from the Proposed Transaction; the market position of Parex after the completion of the Proposed Transaction; the governmental relationships of Parex after the completion of the Proposed Transaction; that Parex will have sufficient financial resources for the Proposed Transaction; and other matters. These forward-looking statements are subject to numerous risks and uncertainties, including but not limited to: the impact of general economic conditions in Canada and Colombia; prolonged volatility in commodity prices; industry conditions including changes in laws and regulations including adoption of new environmental laws and regulations, and changes in how they are interpreted and enforced in Canada and Colombia; determinations by OPEC and other countries as to production levels; competition; lack of availability of qualified personnel; the results of exploration and development drilling and related activities; obtaining required approvals of regulatory authorities in Canada and Colombia, including as it relates to the Proposal; risks associated with negotiating with foreign governments as well as country risk associated with conducting international activities; volatility in market prices for oil; fluctuations in foreign exchange or interest rates; environmental risks; changes in income tax laws or changes in tax laws and incentive programs relating to the oil industry; changes to pipeline capacity; ability to access sufficient capital from internal and external sources; failure of counterparties to perform under contracts; risk that Brent Oil prices are lower than anticipated; uncertainties as to whether any definitive offer will be made by Parex or whether GeoPark will accept any offer made by Parex; whether GeoPark will enter into discussions with Parex regarding the Proposed Transaction; the outcome of any such discussions, including the possibility that the terms of any such Proposed Transaction will be materially different from those described herein; the conditions to the completion of the Proposal, including the receipt of GeoPark shareholder approval and the receipt of all required regulatory approvals; risks related to the completion, timing and potential benefits of the Proposed Transaction; the possibility that the combined company resulting from the Proposed Transaction may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all; the integration of GeoPark's operations with those of Parex and the possibility that such integration may be more difficult, time-consuming and costly than expected or that operating costs and business disruption may be greater than expected in connection with the Proposed Transaction; risk that GeoPark's reserves estimates and net debt position are different than publicly announced; risk that GeoPark's conduct and results of operations are not consistent with Parex's expectations; risk that Parex's evaluation of GeoPark's existing portfolio of development and exploration opportunities is not consistent with its expectations; risk that Parex is unable to achieve the anticipated benefits of the Proposed Transaction; and other factors, many of which are beyond the control of the Company. Readers are cautioned that the foregoing list of factors is not exhaustive. Parex management has included the above summary of assumptions and risks related to forward-looking information provided in this presentation in order to provide shareholders with a more complete perspective on Parex's current and future operations (including operations resulting from the completion of the Proposal) and such information may not be appropriate for other purposes. Parex's actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what benefits Parex will derive. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these factors are interdependent, and Parex's future course of action would depend on the assessment of all information at that time. These forward-looking statements are made as of the date of this presentation and Parex disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or results or otherwise, other than as required by applicable securities laws. Due to the risks, uncertainties and assumptions inherent in forward-looking statements, readers should not place undue reliance on these forward-looking statements. These cautionary statements qualify all forward-looking information contained in this presentation. 7

Cautionary Statements Information Regarding GeoPark This presentation includes information (including forward-looking information) relating to GeoPark, including the GeoPark Share Price Chart, statements regarding GeoPark's net debt value ("GeoPark Net Debt Data") and GeoPark's Colombian year-end 2024 proved and probable reserve value ("GeoPark Reserve Data"), statements regarding GeoPark's recent Argentina transaction, statements regarding approval for the Proposal by GeoPark's shareholders, and certain public statements made by GeoPark. This information was derived from publicly available documents of GeoPark (as described below), as well as certain other third-party sources. Although Parex management has no knowledge that would indicate that any information contained in the documents filed by GeoPark is untrue, incomplete or unreliable (except as otherwise set forth herein), Parex does not assume any responsibility for the accuracy, completeness or reliability of the GeoPark Net Debt Data (nor if it complies with applicable Canadian GAAP or IFRS standards), the GeoPark Reserve Data or in the information contained in such third-party sources (as described below), or for any failure by GeoPark to disclose events that may have occurred or that may affect the significance, currency or accuracy of any such information, which are unknown to Parex. Such third-party data cannot be verified or guaranteed by Parex due to limits on the availability and reliability of data inputs, the third-party nature of such data and other limitations and uncertainties inherent in using third-party data. Parex has not independently verified any of the data from third-party sources referred to in this presentation or ascertained the underlying assumptions relied upon by such sources. The GeoPark Net Debt Data was derived from GeoPark's disclosure of its second quarter 2025 debt, as described in further detail in GeoPark's press release dated August 5, 2025 titled "GeoPark Reports Second Quarter 2024 Results" filed on EDGAR on Form 6-K. Net debt is described therein as "current and non-current borrowings less cash and cash equivalents". Further details of the calculations of financial debt and cash and cash equivalents used to generate this net debt measure are provided therein. Parex believes referring to GeoPark Net Debt Data is relevant as it helps the reader understand the potential transaction value, and this GeoPark Net Debt Data is the most recent publicly-available data provided by GeoPark for this purpose. The statement regarding GeoPark Reserve Data is derived from the DeGolyer and MacNaughton Corp. estimate of the proved and probable reserves based on the Petroleum Resources Management Services methodology, as described in further detail in the press release of GeoPark dated February 25, 2025 titled "GeoPark Announces Pro Forma 2P Reserve Replacement of 480%" filed on EDGAR. Parex has no knowledge as to whether such GeoPark Reserve Data was prepared in accordance with National Instrument 51-101 ("NI 51-101") and thus cautions the reader that the data relied upon here may not be analogous to reserves data prepared in accordance with NI 51-101 and the procedures and standards contained in the Canadian Oil And Gas Evaluations Handbook ("COGEH"). There is no certainty that the data used for GeoPark Reserve Data will be similar to reserve data prepared in accordance with NI 51-101 and the COGEH. Pursuant to NI 51-101 and the COGEH, reserves are estimated remaining quantities of crude oil, natural gas and related substances anticipated to be recoverable from known accumulations, as of a given date, based on analysis of drilling, geological, geophysical and engineering data, the use of established technology and specified economic conditions, which are generally accepted as being reasonable. Under NI-51-101 and the COGEH, reserves can be classified into proved, probable and possible, according to the degree of certainty associated with the estimates. Most relevant are the categories of proved and probable, where as defined under NI 51-101 and the COGEH: (i) proved reserves are those reserves that can be estimated with a high degree of certainty to be recoverable, it is likely that the actual remaining quantities recovered will exceed the estimated proved reserves; and (ii) probable reserves are those additional reserves that are less certain to be recovered than proved reserves, it is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves. Although no assurance can be given by Parex that the GeoPark Reserve Data has been prepared in accordance with NI 51-101 and the COGEH, Parex believes referring to the GeoPark Reserve Data is relevant as it helps quantify the Proposed Transaction value in relation to best information available regarding GeoPark's reserves. 8